                                                          Exhibit 25.3

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    CHECK IF AN APPLICATION TO DETERMINE
                    ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)


                     IBJ SCHRODER BANK & TRUST COMPANY
            (Exact name of trustee as specified in its charter)

         New York                                        13-6022258
(Jurisdiction of incorporation                          (I.R.S.employer
or organization if not a U.S. national bank)           identification No.)

One State Street, New York, New York                         10004
(Address of principal executive offices)                   (Zip code)

                    LUIS PEREZ, ASSISTANT VICE PRESIDENT
                     IBJ SCHRODER BANK & TRUST COMPANY
                              One State Street
                          New York, New York 10004
                               (212) 858-2000
         (Name, address and telephone number of agent for service)

                           U.S. HOME CORPORATION
            (Exact names of obligor as specified in its charter)

  Delaware                                              21-0718930
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                      identification No.)

   1800 West Loop South
    Houston, Texas                                         77027
(Address of principal executive offices)                (Zip code)

                      All Subordinated Debt Securities
               to be registered under U.S. Home Corporation=s
                 Form S-3 under the Securities Act of 1933
                   to be offered on a delay or continuous
                    basis pursuant to Rule 415 under the
                     Securities Act of 1933, as amended

                      (Title of indenture securities)

Item 1.           General information

                  Furnish the following information  as to  the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                                    New York State Banking Department
                                    Two Rector Street
                                    New York, New York

                                    Federal Deposit Insurance Corporation
                                    Washington, D.C.

                                    Federal Reserve Bank of New York
                                    Second District,
                                    33 Liberty Street
                                    New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                                    Yes


Item 2.           Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.


Item 13.          Defaults by the Obligor.


                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                                        None

                  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                                        None


Item 16.          List of exhibits.

                  List below all exhibits filed as part of this statement of eligibility.

         *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

         *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

         *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          5.      Not Applicable

          6. The consent of United States institutional trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                    NOTE



         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to
         Item  2,  the   answer  to  said  Item  is  based  on   incomplete
         information.

         Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

         Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                 SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 17th day of February, 1998.



                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:    /s/Luis Perez
                                           ---------------------------
                                           Luis Perez
                                           Assistant Vice President

                                 Exhibit 6

                             CONSENT OF TRUSTEE



Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of U.S. Home Corporation, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such
authorities  to  the  Securities  and  Exchange   Commission  upon  request
therefor.


                                    IBJ SCHRODER BANK & TRUST COMPANY



                                    By:  /s/Luis Perez
                                         ----------------------------
                                         Luis Perez
                                         Assistant Vice President

Dated:  February 17, 1998

                                 EXHIBIT 7

                    CONSOLIDATED REPORT OF CONDITION OF
                     IBJ SCHRODER BANK & TRUST COMPANY
                           of New York, New York
                   And Foreign and Domestic Subsidiaries

                      Report as of September 30, 1997

                                                              Dollar Amounts
                                                               in Thousands
                                                               ------------

                                   ASSETS
                                   ------

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin        $     41,358
    Interest-bearing balances...........................      $    314,171

Securities:    Held-to-maturity securities..............      $    196,749
                     Available-for-sale securities......      $     63,064

Federal funds sold and securities  purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold and Securities purchased under
agreements to resell....................................      $     10,151

Loans and lease financing receivables:
    Loans and leases, net of unearned income............      $  1,920,916
    LESS: Allowance for loan and lease losses...........      $     59,498
    LESS: Allocated transfer risk reserve...............      $        -0-
    Loans and leases, net of unearned income, allowance,
and reserve.............................................      $  1,861,418

Trading assets held in trading accounts.................      $        452

Premises and fixed assets (including capitalized leases)      $      3,381

Other real estate owned..................................     $        202

Investments in unconsolidated subsidiaries and associated
companies................................................     $        -0-

Customers' liability to this bank on acceptances outstanding  $        122

Intangible assets.............. ..........................    $        -0-

Other assets..............................................    $     65,280

TOTAL ASSETS..............................................    $  2,556,348

                                LIABILITIES
                                -----------
Deposits:
    In domestic offices...................................    $    787,592
        Noninterest-bearing...............................    $    239,126
        Interest-bearing .................................    $    548,466

    In foreign offices, Edge and Agreement subsidiaries,
and IBFs..................................................    $  1,125,802
        Noninterest-bearing ..............................    $     18,827
        Interest-bearing .................................    $  1,106,975

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased and Securities sold under
agreements to repurchase..................................    $    225,000

Demand notes issued to the U.S. Treasury..................    $     50,000

Trading Liabilities.......................................    $         61

Other borrowed money:
    a) With a remaining maturity of one year or less......    $     57,291
    b) With a remaining maturity of more than one year....    $      1,763
    c) With a remaining maturity of more than three years.    $      2,242

Bank's liability on acceptances executed and outstanding..    $        122

Subordinated notes and debentures.........................    $        -0-

Other liabilities.........................................    $     72,909


TOTAL LIABILITIES.........................................    $  2,322,782

Limited-life preferred stock and related surplus..........    $        -0-

                               EQUITY CAPITAL
                               --------------

Perpetual preferred stock and related surplus.............    $        -0-

Common stock..............................................    $     29,649

Surplus (exclude all surplus related to preferred stock)..    $    217,008

Undivided profits and capital reserves....................    $    (13,211)

Net unrealized gains (losses) on available-for-sale
securities................................................    $        120

Cumulative foreign currency translation adjustments.......    $        -0-

TOTAL EQUITY CAPITAL......................................    $    233,566

TOTAL LIABILITIES AND EQUITY CAPITAL......................    $  2,556,348